                                                                  Execution Copy
                                                                     Exhibit 4.2


                                POOLED SECURITIES
                               PURCHASE AGREEMENT

                            Dated as of July 1, 1999

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION
                                     Seller

                                       and

                          ABN AMRO MORTGAGE CORPORATION
                                    Purchaser

                                                                  Execution Copy



                                Table of Contents


Section                                                                                                        Page
-------                                                                                                        ----
Statement of the Transaction                                                                                      1

                                                ARTICLE I
                                               DEFINITIONS

SECTION 1.01.                                                                                                     2

                                                ARTICLE II
                                CONVEYANCE OF THE UNDERLYING CERTIFICATES

SECTION 2.01.              Delivery of Underlying Certificates                                                    4
SECTION 2.02.              Closing                                                                                4
SECTION 2.03.              Survival of Representations and Warranties                                             4


                                               ARTICLE III
                          REPRESENTATIONS AND WARRANTIES; REPURCHASE OBLIGATIONS

SECTION 3.01.              Representations and Warranties of the Seller                                           5
SECTION 3.02.              Substitution of Underlying Certificates                                                6
SECTION 3.03.              Indemnification By the Seller                                                          7


                                                ARTICLE IV
                                             ACKNOWLEDGEMENTS

SECTION 4.01.              Acknowledgement of the Purchaser                                                       8
SECTION 4.02.              Acknowledgement of the Seller                                                          8


                                                ARTICLE V
                                              MISCELLANEOUS

SECTION 5.01.              Notices                                                                                9
SECTION 5.02.              Separability Clause                                                                    9
SECTION 5.03.              Counterparts                                                                           9
SECTION 5.04.              Place of Delivery and Governing Law                                                    9
SECTION 5.05.              Remedies Cumulative; No Waiver                                                         9
SECTION 5.06.              Miscellaneous                                                                         10




SECTION 5.07.              Agreement of the Seller                                                               10
SECTION 5.08.              Successors and Assigns                                                                10
SECTION 5.09.              Underwriting Agreement                                                                11

Schedule A                 Underlying Certificates Schedule                                                      13
Schedule B                 Form of Mortgage Loan Data Tape                                                       15





                                      (3)

                          Statement of the Transaction

                  Subject to the terms and conditions hereof, Donaldson, Lufkin & Jenrette Securities Corporation (the "Seller") hereby agrees to irrevocably sell and transfer to ABN AMRO Mortgage Corporation (the "Purchaser"), and the Purchaser hereby agrees to purchase and accept from the Seller, the Underlying Certificates identified in the Underlying Certificates Schedule attached hereto as Schedule A, having an aggregate Principal Balance on the Closing Date of $47,753,042.

                  Simultaneously with the sale of the Underlying Certificates to the Purchaser on the Closing Date, the Underlying Certificates will be sold to a trust in exchange for the ABN AMRO Mortgage Corporation, Resecuritization Pass-Through Certificates, Series 1999-RS1 (the "Certificates").

                  The following sets forth the terms and conditions of the contemplated transaction, to which the parties have agreed, as evidenced by the execution of this Agreement.

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. Whenever used in the Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings (capitalized terms not otherwise defined herein are used herein with the meanings assigned thereto in the Pooling Agreement):

                  Agreement: This Pooled Securities Purchase Agreement including all schedules, amendments and supplements hereto.

                  Certificate Rate: As to any Underlying Certificate, the per annum rate of interest at which interest accrues on the principal balance of such Underlying Certificate.

                  Certificates: As defined in the Statement of Transaction hereto.

                  Closing Date: July 30, 1999.

                  Cut-off Date: June 25, 1999.

                  Defective Underlying Certificate: Any Underlying Certificate subject to repurchase or substitution by the Seller pursuant to Section 3.01 or
Section 3.02.

                  Eligible Underlying Certificate. An Underlying Certificate substituted by the Seller for a Defective Underlying Certificate which must, on the date of such substitution, (i) have an outstanding principal balance, not in excess of and not more than 5% less than the principal balance of the Defective Underlying Certificate, (ii) have a Certificate Rate not less than the Certificate Rate of the Defective Underlying Certificate, (iii) have a last scheduled distribution date not more than six months earlier and not later than the last scheduled distribution date of the Defective Underlying Certificate,
(iv) comply with each representation and warranty set forth in Section 3.01 (deemed to be made as of the Substitution Date), and (v) have the same or comparable rating of at least one nationally recognized statistical rating organization. More than one Eligible Underlying Certificate may be substituted for a Defective Underlying Certificate if each such Eligible Underlying Certificate meets the attributes set forth in (ii), (iii), (iv) and (v) above, and the attribute set forth in (i) above in the aggregate.

                  Pooling Agreement: The Pooling Agreement, dated as of July 1, 1999, among the Purchaser, as depositor and the Trustee, as trustee.

                  Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Purchase Price: As to any Underlying Certificate and as of any date of repurchase, the principal balance thereon plus accrued and unpaid interest thereon up to but not including such date.

                  Substitution Adjustment: As to any date on which a substitution occurs pursuant to Section 3.02, the excess of (i) the principal balance of the Defective Underlying Certificate (after application of principal payments received on or before the date of substitution of any Eligible Underlying Certificate), together with all accrued and unpaid interest over (ii) the principal balance of such Eligible Underlying Certificate as of the date of substitution.

                  Trust: As defined in Section 5.08.

                  Trustee: The First National Bank of Chicago, as trustee for the holders of ABN AMRO Mortgage Corporation, Resecuritization Pass-Through Certificates, Series 1999-RS1.

                  Underlying Certificates Purchase Price: $43,651,055.69.

                  Underlying Certificates: The securities identified in the Underlying Certificates Schedule attached hereto as Schedule A.

                  Underwriting Agreement: The Underwriting Agreement, dated July 27, 1999, among the Purchaser, Seller, ABN AMRO North America, Inc. and ABN AMRO Incorporated.

                                   ARTICLE II

                    CONVEYANCE OF THE UNDERLYING CERTIFICATES

                  SECTION 2.1. Delivery of Underlying Certificates.

                  Conveyance of Underlying Certificates. The Seller concurrently with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser without recourse all the right, title and interest of the Seller in and to the Underlying Certificates, including all interest and principal received on or with respect to the Underlying Certificates after the Pooled Security Distribution Date (as defined in the Pooling Agreement) for July 1999 and all proceeds of the foregoing.

                  In connection with such transfer and assignment, the Purchaser hereby directs the Seller to cause the Underlying Certificates to be registered in the name of the Trustee and to be delivered to the Trustee. The transfer of the Underlying Certificates accomplished hereby is absolute and is intended as a sale. If such transfer is deemed to constitute a pledge of security for a loan, it is the intent of this Agreement that the Seller shall be deemed to have granted to the Purchaser a first priority perfected security interest in all of the Seller's right, title and interest to and under the Underlying Certificates and all proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law.

                  SECTION 2.2. Closing.

                  On the Closing Date the Purchaser shall pay to the Seller the Underlying Certificates Purchase Price by wire transfer of immediately available funds or such other method of payment as the parties hereto may agree.

                  SECTION 2.3. Survival of Representations and Warranties.

                  It is understood and agreed that the representations and warranties set forth in Article III are continuing representations and warranties and shall survive the sale of the Underlying Certificates to the Purchaser and by the Purchaser to the Trustee and shall inure to the benefit of the Purchaser and the Trustee.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES; REPURCHASE OBLIGATIONS

                  SECTION 3.1. Representations and Warranties of the Seller.

                  (a) The Seller hereby represents and warrants to the Purchaser as of the Closing Date:

         (i) The information referred to in Schedule A was true and correct in all material respects as of the Cut-off Date;

         (ii) immediately prior to the sale of the Underlying Certificates to the Purchaser, the Seller was the sole owner and holder of the Underlying Certificates, free and clear of any and all liens, pledges, participations, charges, mortgages, encumbrances or security interests of any nature whatsoever, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same; and

         (iii) the Seller has the requisite power and authority to sell the Underlying Certificates and all corporate and other action required to be taken for the sale of the Underlying Certificates hereunder has been taken.

                  Upon discovery by the Seller, the Purchaser or the Trustee of a breach of any of the representations and warranties set forth in this Section 3.01(a) that materially and adversely affects the value of the Underlying Certificates or the interests of the Purchaser in the related Underlying Certificate, the party discovering such breach shall give prompt written notice to the other party. Pursuant to such notice, the Seller shall be directed to cure such breach. Within 60 days of its discovery or its receipt of notice of breach, if the Seller has not cured such breach in all material respects, the Seller shall either substitute an Eligible Underlying Certificate for the defective Underlying Certificate as provided in Section 3.02 or shall purchase the defective Underlying Certificate from the Purchaser on the first day of the month in the month following the month in which such 60-day period expired at the Purchase Price of such Underlying Certificate. The Purchase Price for the purchased Underlying Certificate shall be deposited by the Seller in an account at the direction of the Purchaser on or prior to such date. Upon receipt of either the Eligible Underlying Certificate or the Purchase Price by the Purchaser, the Purchaser shall release the defective Underlying Certificate to the Seller, and the Purchaser shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller or its designee any Underlying Certificate released pursuant hereto. Except as provided in Section 3.03, it is understood and agreed that the obligation of the Seller to cure, substitute or purchase any Underlying Certificate as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such breach available to the Purchaser.

                  (b) The Seller hereby represents and warrants to Purchaser, as of the Closing Date:

                      (i) The Seller is duly organized as a Delaware corporation and is validly existing and in good standing under the laws of the State of Delaware. The Seller has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby;

                      (ii) The execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby have each been duly and validly authorized by all necessary action, and this Agreement and such other agreements constitute valid and legally binding agreements of the Seller, enforceable against the Seller in accordance with their respective terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                      (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with, result in a breach of, constitute a default under or be prohibited by, or require any additional approval, waiver or consent under the Seller's charter or by-laws or any instrument or agreement to which it is a party or by which it is bound or any federal or state law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it; and

                      (iv) There is no litigation or action at law or in equity pending, or, to its knowledge, threatened against the Seller and no proceeding or investigation of any kind is pending or, to its knowledge, threatened, by any federal, state or local governmental or administrative body, which could reasonably be expected to materially and adversely affect the Seller's ability to consummate the transactions contemplated hereby.

                  SECTION 3.2. Substitution of Underlying Certificates.

                  (a) On any date within two years following the Closing Date and which is on or before the date on which the Seller would otherwise be required to repurchase an Underlying Certificate pursuant to Section 3.01, the Seller may deliver to the Trustee one or more Eligible Underlying Certificates in substitution for a Defective Underlying Certificate which the Seller would otherwise be required to repurchase pursuant to Section 3.01. In connection with any such substitution, the Seller shall calculate the Substitution Adjustment, if any, and shall deposit such amount in an account at the direction of the Purchaser on the date of such substitution (the "Substitution Date").

                  (b) The Seller shall notify the Purchaser and the Trustee in writing not less than five business days on or before the date on which the Seller would otherwise be required to repurchase any Defective Underlying Certificate pursuant to Section 3.01 of its intention to effect a substitution under this Section. On the Substitution Date, the Seller shall cause the Eligible Underlying Certificates to be registered in the name of the Trustee and to be delivered to the Trustee and shall confirm that the representations and warranties contained in Section 3.01 are true and correct in all material respects with respect to the Eligible Underlying Certificates as of such Substitution Date, provided that remedies for any breach of such representations and warranties are limited as set forth in Section 3.01 and this Section.

                  (c) Concurrently with the satisfaction of the conditions set forth in Sections 3.02(a) and (b) above and the transfer of such Eligible Underlying Certificates to the Trustee pursuant to this Section, Schedule A to this Agreement shall be deemed to be amended to exclude the Defective Underlying Certificate and to include the information with respect to such Eligible Underlying Certificates, and all references in this Agreement to the Underlying Certificates shall include such Eligible Underlying Certificates and be deemed to be made on or after the related Substitution Date, as the case may be, as to such Eligible Underlying Certificates.

                  (d) In connection with the transfer of any Eligible Underlying Certificates to the Trustee pursuant to this Section 3.02, the Seller shall deliver to the Purchaser and the Trustee an opinion of counsel to the effect that such substitution will not cause (x) any federal tax to be imposed on the Trust, including, without limitation, any Federal tax imposed on the "prohibited transactions" under Section 860G(d)(1) of the Code or (y) the Trust to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that such opinion indicates that a substitution will result in the imposition of a prohibited transaction tax, give rise to net taxable income or be deemed a contribution to the REMIC, the Seller shall not substitute for any such Underlying Certificates until the opinion of counsel to the effect referred to in the preceding sentence may be rendered.

                  SECTION 3.3. Indemnification By the Seller.

                  The Seller shall indemnify and hold harmless the Purchaser from and against any actual loss, liability or expense incurred by the Purchaser arising from the breach by the Seller of a representation and warranty made by the Seller pursuant to either Section 3.01(a)(ii) or (iii) of this Agreement, provided that the Seller shall have no obligation to indemnify the Purchaser for any such loss, liability or expense incurred by the Purchaser as a result of the Purchaser's bad faith or negligence. The Seller will have no obligation to indemnify the Purchaser for a breach of the representation and warranty being made by the Seller pursuant to Section 3.01(a)(i) of the Agreement, the remedies for any such breach being limited to Section 3.01 hereto.

                                   ARTICLE IV

                                ACKNOWLEDGEMENTS

                  SECTION 4.1. Acknowledgement of the Purchaser.

                  The Purchaser hereby acknowledges its purchase of the Underlying Certificates in consideration for the payment of the Underlying Certificates Purchase Price.

                  SECTION 4.2. Acknowledgement of the Seller.

                  The Seller hereby acknowledges (a) the receipt of the Underlying Certificates Purchase Price in consideration for the sale to the Purchaser of the Underlying Certificates and (b) that it has caused the Underlying Certificates to be registered in the name of the Trustee and that it has delivered the Underlying Certificates to the Trustee. The Seller shall provide the Purchaser on the Closing Date with evidence satisfactory to it showing that the Underlying Certificates have been registered in the name of the Trustee as of such date.

                                   ARTICLE V

                                  MISCELLANEOUS

                  SECTION 5.1. Notices.

                  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by registered or certified mail, return receipt requested, or, if by other means, when received by the other party or at the address, in the case of the Seller: Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Shannon Smith; and in the case of the Purchaser: ABN AMRO Mortgage Corporation, 181 West Madison Street, Chicago, Illinois 60602,
Attention: Maria N. Fregosi - Director - ABN AMRO Mortgage Operations, or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been given on the date delivered to the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

                  SECTION 5.2. Separability Clause.

                  Any provision, representation or warranty of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders unenforceable any provision hereof.

                  SECTION 5.3. Counterparts.

                  This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 5.4. Place of Delivery and Governing Law.

                  The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 5.5. Remedies Cumulative; No Waiver.

                  All rights and remedies of the Purchaser or any assignee of the Purchaser under the Agreement shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other rights and remedies available to the Purchaser or such assignee; and no failure to exercise any right or power accruing upon the occurrence and continuation as aforesaid of any default shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and every right and remedy arising under this Agreement or by law to the Purchaser or such assignee may be exercised from time to time, and as often as shall be deemed expedient, by the Purchaser or such assignee.

                  SECTION 5.6. Miscellaneous.

                  This Agreement may be amended or supplemented from time to time only with the written consent of the Seller and the Purchaser or any assignee of the Purchaser. This Agreement contains the entire understanding and agreement of the parties and supersedes and incorporates all prior negotiations, understandings and agreements, which are fully merged herein.

                  SECTION 5.7. Agreement of the Seller.

                  (a) The Seller agrees to execute and deliver such instruments and take such actions, including, without limitation all necessary UCC-1 financing statements and any continuation statements with respect thereto, as the Purchaser or any assignee of the Purchaser may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

                  (b) On the Closing Date the Seller shall provide the Purchaser with an opinion of counsel to the effect that this Agreement has been duly authorized, executed and delivered by the Seller and is an enforceable obligation of the Seller subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principals of equity.

                  (c) On the Closing Date the Seller shall provide the Purchaser with a data tape containing the information with respect to the underlying mortgage loans substantially in the form of Schedule B attached hereto.

                  (d) On the Closing Date the Seller shall provide the Purchaser with copies of the: (i) prospectus and prospectus supplement pursuant to which each of the Underlying Certificates were publicly offered; and (ii) most recent monthly trustee report for each of the Underlying Certificates which are required to be delivered to the holders of the Underlying Certificates pursuant to the terms of the underlying agreements.

                  SECTION 5.8. Successors and Assigns.

                  This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, and the respective successors and assigns of the Seller, the Purchaser and any designee of the Purchaser. The parties hereto acknowledge that the Purchaser is acquiring the Underlying Certificates for the purpose of contributing them to a trust (the "Trust") that will issue Certificates representing undivided interests in the Underlying Certificates. As an inducement to the Purchaser to purchase the Underlying Certificates, the Seller acknowledges and consents to the assignment to the Trustee by the Purchaser of all of the Purchaser's rights against the Seller hereunder in respect of the Underlying Certificates and that the enforcement or exercise of any right or remedy against the Seller hereunder by the Trustee shall have the same force and effect as if enforced or exercised by the Purchaser directly.

                  SECTION 5.9. Underwriting Agreement.

                  The parties hereto agree that the Seller shall have no obligation to sell the Underlying Certificates to the Purchaser, and the Purchaser shall have no obligation to purchase the Underlying Certificates from the Seller, if the sale of the Certificates pursuant to the Underwriting Agreement is not consummated on the Closing Date.

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed.

Dated as of July 1, 1999

                                       DONALDSON, LUFKIN & JENRETTE
                                       SECURITIES CORPORATION.
                                       as Seller




                                       By: /s/ Shannon Smith
                                          -------------------------------
                                          Name:  Shannon Smith
                                          Title: Senior Vice President


                                       ABN AMRO MORTGAGE CORPORATION
                                       as Purchaser



                                       By: /s/ Maria Fregosi
                                          -------------------------------
                                          Name:  Maria Fregosi
                                          Title: First Vice President

                                                                      SCHEDULE A


                        UNDERLYING CERTIFICATES SCHEDULE


ISSUER NAME  SERIES      CLASS    TRUSTEE    ORIGINAL       CUT-OFF     PASS-THROUGH   CURRENT
-----------  ------      -----    -------    PRINCIPAL       DATE         RATE         RATING
                                              BALANCE      PRINCIPAL      ----        ------
                                              -------       BALANCE
                                                           --------

BSMSI        1996-5       B-3     BNY       $2,370,244     $2,280,345     8.125         BBB

BSMSI        1998-1       B-3     CHASE     $3,572,600     $2,001,182     6.750         BBB

DLJ          1994-3       B-2     CHASE     $4,033,964     $3,750,508     6.500         BBB

DLJ          1998-2      C-B-3    BNY       $2,295,948     $2,264,554     6.835         BBB

FNW          1998-W7      B-2     FNMA      $2,248,574     $2,232,606     7.085         BBB

HMSI         1998-3       B-3     BNY       $1,366,900     $1,359,756     6.650         BBB

PNC          1998-14     D-B-3    STATE     $4,260,274     $4,238,803     6.764         BBB

PNC          1998-2      C-B-3    USBNK     $2,098,478     $2,071,867     7.000         BBB

PNC          1998-7     II-B-3    STATE     $3,364,662     $3,341,287     7.000         BBB

PNC          1999-1      I-B-3    STATE     $3,756,138     $3,740,291     6.250         BBB

PNC          1998-6      C-B-3    USBNK     $2,743,972     $2,716,902     6.671         BBB

RALI         1997-QS4     M-3     FCHIC     $3,316,900     $2,282,901     7.750         BBB

RAST         1997-A1      B-3     BNY       $1,731,000     $1,691,226     7.735         BBB



ISSUER NAME  SERIES      CLASS    TRUSTEE    ORIGINAL       CUT-OFF     PASS-THROUGH   CURRENT
-----------  ------      -----    -------    PRINCIPAL       DATE         RATE         RATING
                                              BALANCE      PRINCIPAL      ----         ------
                                              -------       BALANCE
                                                           --------

RAST         1998-A6      B-3     BNY       $3,375,684     $3,344,555     6.750         BBB
RAST         1998-A15     B-3     BNY       $2,073,300     $2,062,588     6.850         BBB
RAST         1999-A1      B-3     BNY       $1,995,888     $1,989,198     6.716         BBB
SAMI         1998-10      B-3     BKTRU     $2,285,600     $2,272,695     6.900         BBB
SAMI         1998-12      B-3     NORWB     $1,114,000     $1,108,252     6.750         BBB
SAMI         1998-11      B-3     FCHIC     $1,485,500     $1,476,993     6.750         BBB
SAMI         1998-8      4-B-3    FCHIC     $1,540,000     $1,526,535     6.750         BBB


                                                                      SCHEDULE B


                         FORM OF MORTGAGE LOAN DATA TAPE



LOAN     ORIGINAL    CURRENT    LOAN    REMAINING   ORIGINAL   BALLOON     TOTAL       LTV     STATE   ZIP    DELINQUENCY    MONTHLY
GROUP   PRINCIPAL    FACTOR     AGE      TERM TO    TERM TO     FLAG     SERVICING     ---     -----   CODE     STATUS        PYMT
-----    BALANCE     ------     ---      MATURITY   MATURITY    ----       FEES                        ----     ------         AMT
         -------                         --------   --------               ----                                                ---







